UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2026

NAVAN, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42922	47-3424780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3045 Park Boulevard Palo Alto, California		94306
(Address of Principal Executive Offices)		(Zip Code)
(888) 505-8747
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00000625 par value	NAVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 17, 2026 (the “Effective Date”), Anne Giviskos will depart from her role as Senior Vice President, Strategic Finance and Chief Accounting Officer of Navan, Inc. (the “Company”). Aurélien Nolf, the Company’s Chief Financial Officer, will serve as the Company’s principal accounting officer as of the Effective Date. Biographical information regarding Mr. Nolf was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2026 and is incorporated herein by reference.

In connection with her departure, and subject to her compliance with the terms thereof, Ms. Giviskos will be entitled to the payments and benefits for a “Qualifying Non-CIC Termination” under the Change in Control and Severance Agreement she entered into with us, a form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 10, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navan, Inc.
Dated: April 17, 2026
	By:	/s/ Ariel Cohen
Ariel Cohen
Chief Executive Officer